REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL



Board of Trustees and Shareholders
The Coventry Group
Columbus, Ohio


In planning and performing our audits of the financial statements of the Walden Social Balanced, the Walden
Social Equity Fund and The Boston Balanced Fund, each a series of shares of The Coventry Group, for the year ended March 31, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for
establishing and maintaining internal control.   In
fulfilling this responsibility, estimates and judgments
by management are required to assess the expected
benefits and related costs of controls.   Generally,
controls that are relevant to an audit pertain to the
entity's objective of preparing financial statements for
external purposes that are fairly presented in conformity
with accounting principles generally accepted in the
United States of America.   Those controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of The
Coventry Group and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.




TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 11, 2003